UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2018

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13341	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 7, 2018, Titan Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) to elect eight directors, each to serve until our next annual meeting and until their respective successors are elected and qualified, (2) to amend the Company’s 2015 Omnibus Equity Incentive Plan to increase the number of shares authorized for awards thereunder from 2,500,000 to 3,500,000 and (3) to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

	FOR	WITHHELD	BROKER NON-VOTE
Marc Rubin, M.D.	3,369,323	1,644,718	13,703,179
Sunil Bhonsle	3,388,684	1,625,357	13,703,179
Joseph A. Akers	3,185,553	1,828,488	13,703,179
Rajinder Kumar, Ph.D.	3,719,875	1,294,166	13,703,179
M. David MacFarlane, Ph.D.	3,172,341	1,841,700	13,703,179
James R. McNab, Jr.	3,861,475	1,152,566	13,703,179
Federico Seghi Recli	3,695,028	1,319,013	13,703,179
Scott A. Smith	3,200,881	1,813,160	13,703,179

2. Stockholders approved the amendment to the 2015 Omnibus Equity Incentive Plan. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,317,885	1,629,326	66,830	13,703,179

3. Ratification of Auditors

Stockholders ratified the appointment of OUM & Co. LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The voting results were as follows:

FOR	AGAINST	ABSTAIN
16,022,982	932,056	1,762,182

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2018	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
		Name:	Sunil Bhonsle
		Title:	Chief Executive Officer and President